UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 26, 2010


                           FIRST AMERICAN SILVER CORP.
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                 (State or other jurisdiction of incorporation)

                                   333-157515
                            (Commission File Number)

                                   98-0579157
                        (IRS Employer Identification No.)

      10900 N.E. 4TH STREET, SUITE 2300, BELLEVUE, WASHINGTON, USA, 98004
             (Address of principal executive offices and Zip Code)

                                 (425) 698-2030
               Registrant's telephone number, including area code

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01 COMPLETION OF ACQUISITION OF ASSETS

On November 26, 2010 we entered into three agreements with All American Resources LLC in regards to the acquisition of certain property interests. The interests that we have acquired are as follows:

     * An option to acquire a 100% interest in a mineral exploration property called the "Eagan Canyon" property in White Pine County, Nevada;

     * An option to acquire a 100% interest in a mineral exploration property called the "Muncy Creek" property in White Pine County, Nevada; and

     * An option to acquire a 100% interest in a mineral exploration property called the "Mountain City" property in Elko County, Nevada.

In regards to the above option agreements for the properties, our obligations for each property consist of:

     * Making payments in the aggregate amount of $180,000 in annual periodic payments ranging from $10,000 to $50,000, to the ninth anniversary of the option agreement.

     * Make certain restricted common stock share issuances to All American Resources LLC under the terms of the option agreements, periodically to the ninth anniversary of the agreement (300,000 shares in regards to each property, with 100,000 shares in the first year and 25,000 shares each year thereafter).

     * On or before the tenth anniversary of the option agreement, in addition to the payments described above, paying to All American Resources $1,000,000, in which case All American Resources shall retain a two percent (2%) mineral production royalty (the "Royalty") OR, paying to All American Resources $2,000,000, in which case All American Resources shall retain a one percent (1%) Royalty.

MOUNTAIN CITY PROPERTY

The Mountain City Property is located in north-eastern Nevada, northern Elko County, It is situated about 0.5 miles (0.8 km) north from the town of Mountain City and ten miles from the border with the state of Idaho in what is known as the Cope Mining District. These claims are located in Section 36, Township 46 North, Range 53 East. Other historic mining properties are present in the vicinity including the Rio Tinto copper-gold mine, a historic producer located one mile (1.6km) to the southeast.

The property consists of three contiguous patented mining claims totalling approximately 40 acres (16 ha) surrounded by 22 unpatented mining claims covering 400 acres (162 ha) for a total of 440 acres (178 ha). These fall within the Humboldt National Forest which is administered by the U.S. Forest Service. The patented claims are considered private land, whereas the unpatented claims require an annual maintenance fee and filing with the Bureau of Land Management as well an annual filing and fee to the county.

The mineralization present within the Mountain City Property consists of silver and gold-bearing quartz veins hosted in a coarse-grained quartz monzonite intrusive. Several parallel, northeast trending quartz veins are present within the property. Several prospect cuts along these veins define the trend of the veins, and reveal milky, glassy quartz up to 4 feet (1.3m) wide. The veins often contain coarse sulfide minerals, including pyrite, sphalerite, galena and chalcopyrite. Past sampling of these veins indicate gold values up to 6.8 ppm and silver up to 84.9 ounces per ton (opt). The association of anomalous base metal values with the precious metals indicates a mesothermal vein system. The vein density will be an important aspect of the property potential. As many of the veins are covered, the number of veins present will be important to determine in the evaluation of the economic potential of the property. This can

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be best done by additional trenching and drilling of the veins. A grid soil sampling survey program was completed over the property but the results of this are not presently available. These results should aid in the definition of other precious metal bearing quartz vein not obvious at the surface.

EGAN CANYON PROPERTY

The Egan Canyon Property is located in east-central Nevada approximately 3.5 miles southwest of the small town of Cherry Creek, White Pine County. It is situated along the steep sided Egan Canyon at elevations up to 7000 feet (2300m) in Section 14, Township 23 North, Range 62 East. The patented claims are within the Cherry Creek mining district, at the northern end of the Egan Range . The surrounding land is federal land administered by the Bureau of Land Management

The property is composed of four contiguous patented mining claims comprising a total of 68 acres (27.5 ha). There are no unpatented claims associated with these patents. The mine area is part of the historic Cherry Creek Mining district where gold in quartz veins were discovered in 1863. A number of large mine dumps from a series of adits and shafts are present in the Egan Canyon property. While no outcropping quartz veins are exposed on the talus and debris covered surface, the large amount of quartz in the mine dumps and float suggest a north-south trending vein or vein system was developed in the old workings. Quartz float and dump material show a variety of textures including quartz stockwork veining. Limited sampling of the dump material and float show gold values up to 25.4 ppm and silver values to 6.04 ounces per ton. Sparse outcrops show the vein system likely follows a sheared and foliated contact between a light-colored felsic intrusive and a darker diorite intrusive. A green shale is apparently wedged along this contact. High precious metals values in the dump material with the limited exposures leads to the suggestion that there is unknown potential for defining a significant resource on the property. Additional work including soil and ground geophysical surveys may outline potential targets.

MUNCY CREEK PROPERTY

The Muncy Creek Property is located in east-central Nevada along the east flank of the Schell Creek Range, in Sections 7 and 8, Township 20 North, Range 66 East, White Pine County. The nearest town is Ely, located roughly 40 miles line-of sight to the property. The property consists of seven contiguous patented mining claims covering a total of 110 combined acres (44.5 ha) located within surrounding Humboldt National Forest.

The Muncy Creek property falls in the Aurum mining district. The Muncy Creek sub-district which the property is within reportedly produced much of the high-grade, oxidized lead, zinc and silver ores from deeply oxidized solution cavities developed in limestone formations from the district. The reported local association of syenitic dike rocks with skarn mineral development in the district suggests the oxidized mineralization was likely originally sulfide replacement mineralization associated with these intrusive bodies. There is not much in the way of descriptions of the property itself, although a few recent assays from the mine dumps on the property show high lead, zinc, manganese and silver values with anomalous copper. These high values are consistent with a skarn-replacement style of mineralization. With these high silver and base metals values from the property, further investigation of the property to determine the nature and extent of the mineralization is warranted.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1 Property Option Agreement with All American Resources LLC dated November 26, 2010.

10.2 Property Option Agreement with All American Resources LLC dated November 26, 2010.

10.3 Property Option Agreement with All American Resources LLC dated November 26, 2010.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST AMERICAN SILVER CORP.


/s/ Robert Suda
--------------------------
Robert Suda
President

Date: December 20, 2010

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